Exhibit 99.2

CNX Midstream Partners LP Announces Tender Offer for its 6.500% Senior Notes due 2026

PITTSBURGH, September 15, 2021 – CNX Midstream Partners LP (“CNX Midstream”), a wholly owned subsidiary of CNX Resources Corporation (NYSE: CNX), today announced that it has commenced a cash tender offer (the “offer”) to purchase any and all of the outstanding senior notes listed in the following table at the cash purchase price shown in the column titled “Purchase Price per $1,000 of Notes.”

Issuer	Title of Security	CUSIP	Principal Amount Outstanding	Purchase Price per $1,000 of Notes
CNX Midstream Partners LP and CNX Midstream Finance Corp.	6.500% Senior Notes due 2026	12654TAA8 (144A) U17498AA1 (Reg. S)	$400,000,000	$1,051.70

Holders whose notes are purchased will also receive accrued and unpaid interest thereon from the last interest payment date up to, but not including, the settlement date.

The offer is being made pursuant to the terms and conditions contained in the Offer to Purchase and Notice of Guaranteed Delivery, copies of which may be obtained from Global Bondholder Services Corporation, the tender agent and information agent for the offer, by calling (866)-470-3700 (toll free) or, for banks and brokers, (212) 430-3774 or by email at contact@gbsc-usa.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: www.gbsc-usa.com/cnxm/.

The offer will expire at 5:00 p.m. New York City Time on September 21, 2021, unless extended or earlier terminated (such time and date as the same may be extended, the “Expiration Time”). Tendered notes may be withdrawn at any time before the Expiration Time. Holders of notes must validly tender and not validly withdraw their notes (or comply with the procedures for guaranteed delivery) before the Expiration Time to be eligible to receive the consideration for their notes.

Settlement for notes tendered prior to the Expiration Time and accepted for purchase will occur promptly after the Expiration Time, which is expected to be September 22, 2021, assuming that the offer is not extended or earlier terminated. The settlement date for any notes tendered pursuant to a Notice of Guaranteed Delivery is expected to be on September 24, 2021, subject to the same assumption.

The offer for the notes is conditioned upon the satisfaction of certain conditions, including the completion of a contemporaneous notes offering by CNX Midstream on terms and conditions (including, but not limited to, the amount of proceeds raised in such offering) satisfactory to CNX Midstream. The offer is not conditioned upon any minimum amount of notes being tendered and the offer may be amended, extended, terminated or withdrawn, subject to applicable law.

CNX Midstream has retained Wells Fargo Securities, LLC to serve as the exclusive Dealer Manager for the offer. Questions regarding the terms of the offer may be directed to Liability Management Group at (704) 410-4756 (collect) or (866) 309-6316 (U.S. toll-free).

CNX Midstream owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities.

This release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include statements regarding the proposed terms of the offer.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” “will” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements.

When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are t and many of which are beyond our control.